Exhibit 99.1

Seagate Technology Announces New $2.3 Billion Share Repurchase Authorization

CUPERTINO, CA – November 2, 2018 – Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today announced that its Board of Directors has authorized the Company to repurchase up to $2.3 billion of its outstanding ordinary shares (the “October 2018 Authorization”).

As a result of the October 2018 Authorization, Seagate currently has an aggregate authority to repurchase approximately $3.0 billion of its ordinary shares. Share repurchases under the October 2018 Authorization may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, or by any combination of such methods. The timing and actual number of shares repurchased will depend on a variety of factors including the ordinary share price, corporate and regulatory requirements and other market and economic conditions. The share repurchase authorization may be suspended or discontinued at any time.

“The repurchase authorization reflects the confidence that the Board and the executive management team have in Seagate’s ability to generate cash, while still investing in innovation and growth opportunities.” said Dave Mosley, Seagate’s chief executive officer.

About Seagate

Seagate creates space for the human experience by innovating how data is stored, shared and used. Learn more at www.seagate.com.

(c) 2018 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology and the Spiral logo, are registered trademarks of Seagate LLC in the United States and/or other countries. All other trademarks or registered trademarks are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects, financial projections, expectations regarding market demand and the Company’s products, shifts in technology, the Company’s ability to meet market and industry expectations and the effects of these future trends and expectations on the Company’s business and shareholder value. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic and political conditions; the impact of the variable demand and adverse pricing environment for storage products; the Company’s ability to successfully qualify, manufacture and sell its storage products in increasing volumes on a cost-effective basis and with acceptable quality; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans and consolidation of manufacturing activities; possible excess industry supply with respect to particular storage products and competing alternative storage technology solutions; the impact of trade barriers imposed by the U.S. government and potential corresponding actions by other countries in which the Company conducts its business; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies or changes in market trends; the development and introduction of products based on new technologies and expansion into new data storage markets; currency fluctuations that may impact the Company’s margins, international sales and results of operations; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 3, 2018, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the SEC. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by applicable law.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.